UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 20, 2021

 Monaker Group, Inc.

(Exact name of Registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-38402 (Commission File Number)	26-3509845 (IRS Employer Identification No.)

1560 Sawgrass Corporate Parkway, Suite 130, Sunrise, Florida	33323
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 888-9779

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.0001 Par Value Per Share	MKGI	The NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As disclosed in greater detail in the Current Report on Form 8-K filed by Monaker Group, Inc. (the “Company”, “we”, “us”, and “Monaker”) with the Securities and Exchange Commission (the “SEC”) on July 23, 2020, the Company entered into a Share Exchange Agreement (as amended by the first amendment thereto dated October 28, 2020, as disclosed in the Current Report on Form-8-K filed with the SEC on October 29, 2020, the second amendment thereto dated November 12, 2020, as disclosed in the Current Report on Form 8-K filed with the SEC on November 18, 2020, the third amendment thereto dated January 6, 2021, as disclosed in the Current Report on Form 8-K filed with the SEC on January 11, 2021, and the fourth amendment thereto dated February 22, 2021, as disclosed in the Current Report on Form 8-K filed with the SEC on February 26, 2021, the “HotPlay Exchange Agreement” and the transactions contemplated therein, the “HotPlay Share Exchange”) with HotPlay Enterprise Limited (“HotPlay”) and the stockholders of HotPlay (the “HotPlay Stockholders”)). The transactions contemplated by the HotPlay Exchange Agreement remain subject to certain closing conditions, including, the approval of the listing of the combined company’s common stock on the NASDAQ Capital Market following the closing.

In advance of the closing of the HotPlay Share Exchange, on May 20, 2021, the Company entered into a Master Development Agreement with HotPlay (the “Development Agreement”), pursuant to which the Company engaged HotPlay to develop a series of casual games, integrated with HotPlay’s in-game advertising, to be used by the Company in its planned game publishing platform. The Company made a payment of $900,000 to HotPlay as a retainer in connection with the entry into the Development Agreement, and agreed that the services provided by HotPlay under the Development Agreement would be billed at $4,500 per 160 man hours per month. The Development Agreement has a term of two years, subject to early termination rights in the event of a breach of the agreement by the non-breaching party.

Also on May 20, 2021, the Company and HotPlay entered into an amendment to a prior Master Development and Licensing Agreement entered into between the parties on March 17, 2021 (the “March 2021 Development Agreement”), which provided for the Company’s license of the “HotNow Platform” from HotPlay, and the engagement of HotPlay to develop a travel app, and provided for a $400,000 license fee and a $100,000 retainer fee, which were paid to HotPlay. The March 2021 Development Agreement required the Company to make an additional $600,000 upfront development payment under the agreement, which payment was subsequently made. The Company agreed that the services provided by HotPlay under the March 2021 Development Agreement would be billed at $4,500 per 160 man hours per month. The March 2021 Development Agreement has a term of two years, subject to early termination rights in the event of a breach of the agreement by the non-breaching party.

The description of the Development Agreement, March 2021 Development Agreement and amendment to the March 2021 Development Agreement above is qualified in its entirety by the full text of the Development Agreement, March 2021 Development Agreement and amendment to the March 2021 Development Agreement, copies of which are filed herewith as Exhibits 10.3, 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description

10.1*	Master Development and Licensing Agreement by and between Monaker Group, Inc. and HotPlay Enterprise Limited, dated March 17, 2021
10.2*	Amendment to Development Agreement by and between Monaker Group, Inc. and HotPlay Enterprise Limited, dated May 20, 2021
10.3*	Master Development and Licensing Agreement by and between Monaker Group, Inc. and HotPlay Enterprise Limited, dated May 20, 2021

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONAKER GROUP, INC.

Date: June 11, 2021	By:	/s/ William Kerby
	Name:	William Kerby
	Title:	Chief Executive Officer